UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Hutchinson Technology Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-14709	41-0901840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(320) 587-3797

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On March 31, 2005, we issued a press release, which is furnished as Exhibit 99 hereto.

Item 8.01. Other Events.

We are planning to increase manufacturing capacity from approximately 15 million suspension assembly units per week to 20 million units per week by the end of the current fiscal year. To support this growth in capacity, on March 30, 2005, our board of directors authorized an increase in our capital spending budget for our fiscal year ending September 25, 2005 from $120,000,000 to $220,000,000. Financing of these capital expenditures will be principally from internally generated funds, cash and cash equivalents and securities available for sale.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99 Press Release dated March 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

March 31, 2005	By:	John A. Ingleman

Name: John A. Ingleman
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release dated March 31, 2005